UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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Filed by a Party other than the Registrant	☐

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INPIXON

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Inpixon
2479 E. Bayshore Road, Suite 195
Palo Alto, CA 94303

AMENDMENT NO. 1 TO INPIXON PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 28, 2022

Explanatory Note:

On October 18, 2022, Inpixon (the “Company”) filed with the U.S. Securities and Exchange Commission its definitive proxy statement for the Company’s 2022 Annual Meeting of Stockholders to be held on November 28, 2022 at 10:00 a.m., Pacific Time, virtually via live audio webcast at www.virtualshareholdermeeting.com/INPX2022 (the “Proxy Statement”). This Amendment No. 1 (this “Amendment”) is filed to amend the Proxy Statement to correct the “Security Ownership of Certain Beneficial Owners and Management” table and accompanying footnotes on pages 18 through 20 of the Proxy Statement as follows: (i) to correct the information provided under the “Amount and nature of beneficial ownership pre-Reverse Split” and “Amount and nature of beneficial ownership post-Reverse Split” columns and the accompanying footnotes, solely with respect to the entities and person identified as a “More than 5% Beneficial Owner” in the table and (ii) to correct the percentages provided under the “Percent of Pre-Reverse Split Class” and “Percent of Post-Reverse Split Class” columns, solely with respect to the Company’s Named Executive Officers and directors. The corrected table, together with the explanatory notes thereto, is set forth in its entirety below. Except as described above, this Amendment No. 1 does not modify or update any disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September 30, 2022 (both before and after taking into account the Reverse Split), regarding the beneficial ownership of our Common Stock by the following persons:

●	our Named Executive Officers;

●	each director;

●	all of our executive officers and directors as a group; and

●	each person or entity who, to our knowledge, owns more than 5% of our Common Stock.

Except as indicated in the footnotes to the following table, subject to applicable community property laws, each stockholder named in the table has sole voting and investment power. Unless otherwise indicated, the address for each stockholder listed is c/o Inpixon, 2479 E. Bayshore Road, Suite 195, Palo Alto, California 94303. Shares of Common Stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of September 30, 2022, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder. The information provided in the following table is based on our records, information filed with the SEC, and information furnished by our stockholders.

Name of Beneficial Owner	Amount and nature of beneficial ownership pre-Reverse Split		Percent of Pre-Reverse Split Class(1)	Amount and nature of beneficial ownership post-Reverse Split		Percent of Post-Reverse Split Class(1)
Named Executive Officers and Directors
Nadir Ali	4,379,348	(2)	2.6%	58,394	(2)	2.6%
Leonard Oppenheim	200,450	(3)	*	2,674	(3)	*
Kareem Irfan	200,449	(4)	*	2,674	(4)	*
Tanveer Khader	200,452	(5)	*	2,675	(5)	*
Soumya Das	1,973,746	(6)	1.2%	26,317	(6)	1.2%
Wendy Loundermon	2,191,697	(7)	1.3%	29,223	(7)	1.3%
All executive officers and directors as a group (6 persons)	9,146,142	(8)	5.4%	121,957	(8)	5.4%
More than 5% Beneficial Owner
Hudson Bay Master Fund Ltd.	18,143,675	(9)	9.9%	241,915	(9)	9.9%
Anson	18,143,675	(10)	9.9%	241,915	(10)	9.9%
Leon Papkoff	9,452,090		5.8%	126,028		5.8%

*	Represents beneficial ownership of less than 1%.

(1)	Based on 163,474,701 shares (pre-Reverse Split) and 2,179,663 shares (post-Reverse Split) outstanding as of September 30, 2022.

(2)	Includes (i) 1,023,474 (pre-Reverse Split)/13,647 shares (post-Reverse Split) of Common Stock held of record by Nadir Ali, (ii) 3,355,872 shares (pre-Reverse Split)/44,745 shares (post-Reverse Split) of Common Stock issuable upon exercise of options exercisable within 60 days of September 30, 2022, (iii) 1 share (pre and post-Reverse Split) of Common Stock held of record by Lubna Qureishi, Mr. Ali’s wife, and (iv) 1 share pre and post-Reverse Split) of Common Stock held of record by the Qureishi Ali Grandchildren Trust, of which Mr. Ali is the joint-trustee (with his wife Lubna Qureishi) of the Qureishi Ali Grandchildren Trust and has shared voting and investment control over the shares held. Excludes an additional 1,166,668 shares (pre-Reverse Split)/15,556 shares (post-Reverse Split) of Common Stock underlying options that are not exercisable within 60 days of September 30, 2022.

(3)	Includes (i) 2 shares (pre-Reverse Split)/1 share (post-Reverse Split) of Common Stock held of record by Mr. Oppenheim, and (ii) 200,448 shares (pre-Reverse Split)/2,673 shares of Common Stock issuable upon exercise of options exercisable within 60 days of September 30, 2022.

(4)	Includes (i) 1 shares of Common Stock held of record by Mr. Irfan and (ii) 200,448 shares (pre-Reverse Split)/2,673 shares (post-Reverse Split) of Common Stock issuable upon exercise of options exercisable within 60 days of September 30, 2022.

(5)	Includes (i) 3 shares (pre-Reverse Split)/1 share (post-Reverse Split) of Common Stock owned directly by SyHolding Corp., (ii) 1 shares (pre-Reverse Split)/1 share (post-Reverse Split) of Common Stock held of record by Mr. Khader and (iii) 200,448 shares (pre-Reverse Split)/2,673 shares (post-Reverse Split) of Common Stock issuable upon exercise of options exercisable within 60 days of September 30, 2022. Tanveer Khader holds the power to vote and dispose of the SyHolding Corp. shares.

(6)	Includes (i) 360,222 shares (pre-Reverse Split)/4,803 shares (post-Reverse Split) of Common Stock held of record by Mr. Das, (ii) 1,613,524 shares (pre-Reverse Split)/21,514 shares (post-Reverse Split) of Common Stock issuable upon exercise of options exercisable within 60 days of September 30, 2022. Excludes an additional 500,001 shares (pre-Reverse Split)/6,667 shares (post-Reverse Split) of Common Stock underlying options that are not exercisable within 60 days of September 30, 2022.

(7)	Includes (i) 509,248 shares (pre-Reverse Split)/6,790 shares (post-Reverse Split) of Common Stock held of record by Ms. Loundermon and (ii) 1,682,449 shares (pre-Reverse Split)/ 22,433 shares (post-Reverse Split) of Common Stock issuable upon exercise of options exercisable within 60 days of September 30, 2022. Excludes an additional 583,334 shares (pre-Reverse Split)/7,778 shares (post-Reverse Split) of Common Stock underlying options that are not exercisable within 60 days of September 30, 2022.

(8)	Includes (i) 1,892,949 shares (pre-Reverse Split)/25,244 shares (post-Reverse Split) of Common Stock held directly, or by spouse or relative, (ii) 4 shares (pre-Reverse Split)/2 shares (post-Reverse Split) of Common Stock held of record by entities, and (iii) 7,253,189 shares (pre-Reverse Split)/96,711 shares (post-Reverse Split) of Common Stock issuable upon exercise of options exercisable within 60 days of September 30, 2022.

(9)	Based on information available to us, Hudson Bay Master Fund Ltd. beneficially owns 18,143,675 shares (pre-Reverse Split)/241,915 shares (post-Reverse Split) of Common Stock issuable upon the conversion of shares of Series 8 Convertible Preferred Stock. Excludes 21,043,121 shares (pre-Reverse Split)/283,628 shares (post-Reverse Split) of common stock issuable upon the conversion of additional shares of Series 8 Convertible Preferred Stock and the exercise of outstanding warrants and rights, which are subject to a 9.99% ownership blocker. Hudson Bay Capital Management LP serves as the investment manager to Hudson Bay Master Fund Ltd., in whose name the securities are held. As such, the investment manager may be deemed to be the beneficial owner of the securities held by Hudson Bay Master Fund Ltd. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of the Investment Manager. Mr. Gerber disclaims beneficial ownership of these securities. The address of the principal business office of each of Hudson Bay Master Fund Ltd., Hudson Bay Capital Management LP and Mr. Gerber is 28 Havemeyer Place, 2nd Floor, Greenwich, Connecticut 06830.

(10)	Based on information available to us, Anson East Master Fund LP and Anson Investments Master Fund LP (“Anson”) beneficially own in the aggregate 18,143,675 shares (pre-Reverse Split)/241,915 (post-Reverse Split) of Common Stock issuable upon conversion of shares of Series 8 Convertible Preferred Stock. Excludes 17,189,849 shares (pre-Reverse Split)/232,250 shares (post-Reverse Split) of common stock issuable upon the conversion of additional shares of Series 8 Convertible Preferred Stock and the exercise of outstanding warrants, which are subject to a 9.99% ownership blocker. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson, hold voting and dispositive power over the common stock held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands

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